ANGEL E. LANA, P.A.
                        CERTIFIED PUBLIC ACCOUNTANT
                            106 WINGED FOOT LANE
                            BOCA RATON, FL 33431


June 14, 2005

Securities and Exchange Commission
100 F Street, N.E.
Room 5544
Washington, D.C.  20549

RE:     Abcor Products, Inc.


	I have read the statements that I understand Abcor Products, Inc. will include under Item 8 of its Annual Report on Form 10-KSB for the years ended May 31, 1997, 1998, 1999, 2000, 2001 and 2002 regarding the change of auditors. I agree with such statements made regarding our firm. I have no basis to agree or disagree with other statements made under Item 8.

                                         Very truly yours,

                                         /s/ Angel E. Lana, P.A.
                                         ----------------------
                                         Angel E. Lana, P.A.